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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549





                                 FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

           Date of Report (Date of earliest event) June 17, 1998





                   ASSOCIATES FIRST CAPITAL CORPORATION
          (Exact name of registrant as specified in its charter)




             DELAWARE                                       06-0876639
 (State or other jurisdiction                          (I.R.S. Employer
     of incorporation)                             Identification Number)

                                 2-44197
                        (Commission File Number)





   250 E. Carpenter Freeway, Irving, Texas                  75062-2729
   (Address of principal executive offices)                 (Zip Code)



     Registrant's telephone number, including area code (972) 652-4000
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 Item 5.  Other Events.

 On June 17, 1998, Associates First Capital Corporation (the "Company") publicly released a schedule containing pro forma managed basis financial information and key data for each quarter of and for the years ended December 31, 1996 and 1997, and for the quarter ended March 31, 1998.

 From time to time the Company sells finance receivables through securitization transactions and retains servicing responsibilities.
 Finance charges, interest expense and credit losses on the servicing portfolio are included in investment and other income on the statement of earnings. The pro forma managed basis financial information presented in the schedule reclassifies these items from investment and other income into line items on the financial statements on the same basis as if the receivables had not been sold. Management believes this presentation is useful in evaluating the trends in financial information and key data.

 This pro forma information is not a restatement or change in the previously reported results of the Company. The schedule presents the Company's pro forma historical managed and owned financial information that may be used on a comparative basis with similar information expected to be provided as part of its periodic reporting in the future. A copy of the schedule is attached as an Exhibit hereto and incorporated by reference herein. This schedule should be read in conjunction with the Company's financial statements for the relevant periods.

 Item 7.  Financial Statements and Exhibits

 ( c )    Exhibits

     20- Pro forma managed basis financial information and key data of Associates First Capital Corporation for each quarter of and for the years ended December 31, 1996 and 1997, and for the quarter ended March 31, 1998.



                    SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ASSOCIATES FIRST CAPITAL CORPORATION





                                   By: /s/ John F. Stillo
                                      Senior Vice President and Comptroller



 Date: June 17, 1998
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